UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 10, 2007

Date of report (Date of earliest event reported)

Hawkins, Inc.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-7647	41-0771293
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3100 East Hennepin Ave. Minneapolis, MN	55413
(Address of principal executive offices)	(Zip Code)

Telephone Number: 612-331-6910

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As we previously reported in a Form 8-K filed with the Securities and Exchange Commission on November 15, 2007, Marvin E. Dee, our Chief Financial Officer will be leaving the Company.

In connection with Mr. Dee’s departure, we entered into a Separation Agreement with Mr. Dee on December 10, 2007 (the “Agreement”). Pursuant to the Agreement, Mr. Dee’s employment with us will end on December 31, 2007 and his compensation and benefits will continue at their current rates through that date. Mr. Dee will receive specified payments and other benefits under the Agreement, including a lump sum payment of $198,605 on or about January 10, 2008. The Agreement further provides for a release of claims and other terms and conditions customary for agreements of this nature. The Agreement, which appears as Exhibit 10 to this report, is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10	Separation Agreement, dated December 10, 2007, between Hawkins, Inc. and Marvin E. Dee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2007	HAWKINS, INC.
	By	/s/ John R. Hawkins
John R. Hawkins Chief Executive Officer